UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

URANIUM ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0399476 (I.R.S. Employer Identification No.)

500 North Shoreline, Ste. 800 Corpus Christi, Texas (U.S. Corporate headquarters)	78401 (Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada (Canadian. Corporate headquarters)	V6E 4A2 (Zip Code)

(Address of principal executive offices)

2024 STOCK INCENTIVE PLAN
(Full title of the plan)

Amir Adnani, President and Chief Executive Officer
500 North Shoreline, Ste. 800, Corpus Christi, Texas, 78401
(Name and address of agent for service)

Tel: (361) 888-8235
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

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EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to a maximum of 6,000,000 shares of common stock, par value $0.001 per share, issuable directly by Uranium Energy Corp. (“we” or the “Company”) under our 2024 Stock Incentive Plan or pursuant to the exercise of options or other awards that have been or may be granted under the 2024 Stock Incentive Plan and pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of common stock that become issuable under the 2024 Stock Incentive Plan by reason of any stock dividend, stock split, or other similar transaction. We previously registered 5,500,000 shares of our common stock issuable pursuant to stock options and other equity incentive awards under our 2006 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-147626), a further 7,000,000 shares of our common stock issuable pursuant to stock options and other equity incentive awards under our 2009 Stock Incentive Plan, as amended, on two registration statements on Form S-8 (Registration Nos. 333-162264 and 333-172092), a further 2,000,000 shares of our common stock issuable pursuant to stock options and other equity incentive awards under our 2013 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-192462), a further 7,500,000 shares of our common stock issuable pursuant to stock options and other equity incentive awards under our 2014 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-201423), a further 6,500,000 shares of our common stock issuable pursuant to stock options and other equity incentive awards under our 2016 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-213500), a further 12,000,000 shares of our common stock issuable pursuant to stock options and other equity incentive awards under our 2018 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-227023), a further 6,000,000 shares of our common stock issuable pursuant to stock options and other equity incentive awards under our 2019 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-233736), a further 6,000,000 shares of our common stock issuable pursuant to stock options and other equity incentive awards under our 2020 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-249679), a further 6,000,000 shares of our common stock issuable pursuant to stock options and other equity incentive awards under our 2021 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-262197), a further 6,000,000 shares of our common stock issuable pursuant to stock options and other equity incentive awards under our 2022 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-273321), and a further 10,000,000 shares of our common stock issuable pursuant to stock options and other equity incentive awards under our 2023 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-280795). As more fully described herein, our 2006 Stock Incentive Plan and our 2009 Stock Incentive Plan, as amended, were superseded and replaced by our 2013 Stock Incentive Plan, our 2013 Stock Incentive Plan was superseded and replaced by our 2014 Stock Incentive Plan, our 2014 Stock Incentive Plan was superseded and replaced by our 2015 Stock Incentive Plan, our 2015 Stock Incentive Plan was superseded and replaced by our 2016 Stock Incentive Plan, our 2016 Stock Incentive Plan was superseded and replaced by our 2017 Stock Incentive Plan, our 2017 Stock Incentive Plan was superseded and replaced by our 2018 Stock Incentive Plan, our 2018 Stock Incentive Plan was superseded and replaced by our 2019 Stock Incentive Plan, our 2019 Stock Incentive Plan was superseded and replaced by our 2020 Stock Incentive Plan, our 2020 Stock Incentive Plan was superseded and replaced by our 2021 Stock Incentive Plan, our 2021 Stock Incentive Plan was superseded and replaced by our 2022 Stock Incentive Plan, our 2022 Stock Incentive Plan was superseded and replaced by our 2023 Stock Incentive Plan and our 2023 Stock Incentive Plan was superseded and replaced by our 2024 Stock Incentive Plan.

The information set forth in our prior registration statements on Form S-8 as listed above (Registration Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679, 333-262197, 333-273321 and 333-280795) (collectively, the “Prior Registration Statements”), as filed with the Securities and Exchange Commission, are incorporated by reference herein and made a part hereof. The Prior Registration Statements included reoffer prospectuses which are not being incorporated by reference and made a part hereof; a revised reoffer prospectus has been included in this Registration Statement in accordance with General Instruction E on Form S-8 – Registration of Additional Securities.

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PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page and following, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus (“Prospectus” or “Registration Statement”), constitute a prospectus that meets the requirements of Section 10(a) of the United States Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, beginning on Page P-1 up to but not including Part II of this Registration Statement, beginning on Page II-1, of which the reoffer Prospectus is a part, constitutes a “reoffer prospectus” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer Prospectus may be used for reoffers or resales of shares which are deemed to be “control securities” under the Securities Act that have been acquired by the selling stockholders named in the reoffer Prospectus.

Item 1.	Plan Information.

This Registration Statement on Form S-8 relates to a maximum of 6,000,000 shares of common stock, par value $0.001 per share, issuable directly by Uranium Energy Corp. (“we” or the “Company”) under our 2024 Stock Incentive Plan (the “2024 Stock Incentive Plan”) or pursuant to the exercise of options or other awards that have been or may be granted under the 2024 Stock Incentive Plan.

On May 24, 2024, our Board of Directors authorized and approved the adoption of the Company’s 2024 Stock Incentive Plan, under which an aggregate of 29,755,663 of our shares may be issued. The 2024 Stock Incentive Plan supersedes and replaces the Company’s 2023 Stock Incentive Plan, dated as originally ratified by the Board of Directors on May 26, 2023, as ratified by the shareholders of the Company at the Company’s annual general meeting held on July 20, 2023.

The 2024 Stock Incentive Plan was ratified by the shareholders of the Company at the Company’s annual general meeting held on July 16, 2024.

The purpose of the 2024 Stock Incentive Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2024 Stock Incentive Plan is to be administered by our Compensation Committee which shall determine, among other things: (i) the persons to be granted awards under the 2024 Stock Incentive Plan; (ii) the number of shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Company may issue restricted shares, options, stock appreciation rights, deferred stock rights and dividend equivalent rights, among others, under the 2024 Stock Incentive Plan. As indicated above, an aggregate of 29,755,663 of our shares may be issued pursuant to the grant of awards under the 2024 Stock Incentive Plan. 23,755,663 of such 29,755,663 shares are registered pursuant to prior Form S-8 registration statements filed by the Company.

An award may not be exercised after the termination date of the award and may be exercised following the termination of an eligible participant’s continuous service only to the extent provided by the administrator under the 2024 Stock Incentive Plan. If the administrator under the 2024 Stock Incentive Plan permits a participant to exercise an award following the termination of continuous service for a specified period, the award terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. In the event an eligible participant’s service has been terminated for “cause”, he or she shall immediately forfeit all rights to any of the awards outstanding.

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We will provide each participant in our 2024 Stock Incentive Plan (each, an “Eligible Participant”) with documents that contain information related to our 2024 Stock Incentive Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Participant who receives shares of common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.*

We will provide to each Eligible Participant a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice. The statement will include the address and telephone number to which any requests for documents should be directed.

*

Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

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REOFFER PROSPECTUS

URANIUM ENERGY CORP.
500 North Shoreline, Ste. 800, Corpus Christi, Texas, 78401

29,755,663 SHARES OF COMMON STOCK

This reoffer prospectus (again, the “Prospectus”) relates to 29,755,663 shares of our common stock, par value $0.001 per share, that may be offered and resold from time to time by certain eligible participants (each, an “Eligible Participant”) in our 2024 Stock Incentive Plan (the “2024 Stock Incentive Plan”) for their own account. Eligible Participants in our 2024 Stock Incentive Plan consist of employees, directors, officers and consultants of our Company or its related entities. Selling stockholders will consist of those Eligible Participants who are “affiliates” of our company (as defined in Rule 405 under the United States Securities Act of 1933, as amended (the “Securities Act”)).

It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the NYSE American or such other securities exchange or securities market (if any) that our common stock may then be traded. We will receive no part of the proceeds from sales made under this reoffer Prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The shares of common stock will be issued pursuant to awards granted under our 2024 Stock Incentive Plan and will be “control securities” under the Securities Act before their sale under this reoffer Prospectus. This reoffer Prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the NYSE American under the symbol “UEC”. On February 5, 2026, the last reported price of our common stock on such market was $15.04 per share.

Investing in our common stock involves risks. See “Risk Factors” on page P-6 of this Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The date of this Prospectus is February 6, 2026.

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PROSPECTUS SUMMARY

This summary highlights certain information found in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire Prospectus carefully, including the risks of investing in our common stock discussed under “Risk Factors” and the financial statements and other information that is incorporated by reference into this Prospectus, before making an investment decision. In addition, this Prospectus summarizes other documents which we urge you to read.

All references in this Prospectus to “the Company”, “we”, “us”, “our”, “our company”, “Uranium Energy” or “UEC” refer to Uranium Energy Corp. and our consolidated subsidiaries. All dollar amounts refer to United States dollars unless otherwise indicated.

This reoffer Prospectus relates to 29,755,663 shares of our common stock, par value $0.001 per share, that may be offered and resold from time to time by certain Eligible Participants under our 2024 Stock Incentive Plan for their own account. Eligible Participants in our 2024 Stock Incentive Plan consist of employees, directors, officers and consultants of our company or its related entities. Selling stockholders will consist of those Eligible Participants who are “affiliates” of our company, as defined in Rule 405 under the Securities Act.

Our Business

We have been primarily engaged in uranium mining and related activities, including exploration, pre-extraction, extraction and processing. Our principal projects are located in Wyoming and Texas in the United States and in Saskatchewan, Canada, as more fully described in our Form 10-K Annual Report for the year ended July 31, 2025 (“Fiscal 2025”).

In August 2024, we restarted uranium extraction at our fully permitted, and past producing, Christensen Ranch Mine in-situ-recovery (“ISR”) operation in Wyoming. During Fiscal 2025, our initial production as part of ramp up yielded 103,545 pounds and 26,421 pounds of precipitated uranium and dried and drummed U3O8 (uranium concentrate), respectively. For the three months ended October 31, 2025, 68,612 pounds of precipitated uranium and dried and drummed U3O8 was produced. We expect the ramp-up phase will continue while new production areas are being constructed in 2026. Mine development at Christensen Ranch advanced with active well installation (piloting, casing, underreaming) in wellfields 11 and 12 and delineation drilling in wellfields 8 and 10 extensions. Additionally, construction continued on six new header houses in wellfields 11, 12, and 10-extension. In parallel, process upgrades at the Irigaray central processing plant (“CPP”) continued in the first quarter of the year ending July 31, 2026 (“Fiscal 2026”), including a full rebuild of one of the two yellowcake thickeners along with the repair or replacement of multiple calciner components.

At the same time, we continued to advance our Roughrider and Burke Hollow Projects with resource expansions and development programs, respectively. At Burke Hollow, major construction milestones, including the ion-exchange plant and wellfield, are substantially complete. All large diameter tanks have been installed at the ion-exchange facility and testing of the disposal well was completed with the state regulatory agency in attendance. The utility provider completed the installation of three-phase power into the project site, and all facilities have been energized. Well completion and mechanical integrity testing reports are underway following completion of construction. In Saskatchewan, Canada, we commenced a conversion core drilling program at the Roughrider Project in October 2025.

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On August 1, 2025, our Sweetwater Project was designated as a FAST-41 transparency project by the U.S. Federal Permitting Improvement “Steering Council”. Significant progress was made during our most recent quarter on our Sweetwater Plan of Operations which was submitted to the Bureau of Land Management on November 14, 2025. Plans for the installation of cased monitor wells for environmental baseline data collection were completed as well as the plans for a 200-hole delineation drilling program for the first wellfield at Sweetwater. Core will be collected for advanced mineralogical testing.

UEC’s Ludeman project, located 10 miles northeast of Glenrock, Wyoming, is fully licensed and permitted. Plans for a 200-hole delineation drilling program in the first production area at Ludeman were finalized with drilling expected to begin in November. Forty-one monitor wells are already installed for the first production area and baseline water quality sampling is planned for these wells in the fourth quarter of fiscal 2026. Engineering for the satellite plant is in progress using internal technical expertise, with external engineering planned to commence in January 2026. Design and procurement of the ion exchange vessels for the plant is underway.

Uranium recovered from the Christensen Ranch Mine ISR operation will be processed at our Irigaray CPP, which has a licensed production capacity of four million pounds of U3O8 per year. The Irigaray CPP is the hub central to our four fully permitted ISR projects located in the Powder River Basin of Wyoming, including our Christensen Ranch Mine and our Reno Creek, Moore Ranch and Ludeman Projects.

In Texas, our fully-licensed and 100% owned Hobson Processing Facility forms the basis for our regional operating strategy in the State of Texas, specifically the South Texas Uranium Belt, where we utilize ISR mining. We utilize a “hub-and-spoke” strategy whereby the Hobson Processing Facility, which has a physical capacity to process uranium-loaded resins of up to a total of two million pounds of U3O8 annually and is licensed to process up to four million pounds of U3O8 annually, acts as the central processing site (the “hub”) for our Palangana Mine, and future satellite uranium mining activities, such as our Burke Hollow and Goliad Projects, located within the South Texas Uranium Belt (the “spokes”).

On August 18, 2025, we incorporated UEC US Uranium LLC for the purpose of holding and administering our physical uranium assets and related contractual arrangements in the U.S.

In September 2025, we announced the incorporation of United States Uranium Refining & Conversion Corp. (“UR&C”), which is intended to pursue the feasibility of developing a new uranium refining and conversion facility in the U.S. The project will move forward contingent on several factors, including completion and assessment of additional engineering and economic studies, securing strategic government commitments, utility contracts, regulatory approvals and favorable market conditions. The Company has begun initial discussions with the U.S. government, state-level energy authorities, utilities and financial entities. During the first quarter of Fiscal 2026, we completed a $234 million public offering to advance the new U.S. refining and conversion facility, initiated the Fluor feasibility study, expanding the size of the project technical team, and progressed federal engagement and multi-state siting activities.

On October 2, 2025, we completed a private placement offering of 575,000 shares of our common stock issued as “flow-through shares”, as defined in subsection 66(15) of the Income Tax Act (Canada), for gross proceeds of $8.63 million. The proceeds will be applied toward certain qualifying Canadian exploration expenditures, as defined in the Income Tax Act (Canada), at the Company’s Roughrider Project located in Saskatchewan, Canada

On October 6, 2025, we completed a public offering of 15,500,000 shares of our common stock at a price of $13.15 per share, resulting in gross proceeds of $203.83 million. On October 9, 2025, the underwriter exercised its over-allotment option to purchase an additional 2,325,000 shares of common stock at the same offering price, providing additional gross proceeds to the Company of $30.57 million. The total issuance costs were $2.79 million pursuant to the public offering and the over-allotment purchase. We intend to use the proceeds from this offering to support the development of a new uranium refining and conversion facility through UR&C, as well as for general corporate and working capital purposes

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As at October 31, 2025, we hold certain mineral rights in various stages in the States of Arizona, New Mexico, Texas and Wyoming, and in Canada and in the Republic of Paraguay, many of which are located in historically successful mining areas and have been the subject of past exploration and pre-extraction activities by other mining companies.

Our operating and strategic framework is to become a leading low-cost North American focused uranium supplier based on expanding our uranium extraction activities, which includes advancing certain uranium projects with established mineralized materials towards uranium extraction and establishing additional mineralized materials on our existing uranium projects or through acquisition of additional uranium projects.

We continue to establish additional uranium projects through exploration and pre-extraction activities and direct acquisitions in the U.S., which require us to manage numerous challenges, risks and uncertainties inherent in our business and operations as more fully described in “Risk Factors” herein.

Physical Uranium Program

We are investing in building the next generation of low-cost uranium projects that will be competitive on a global basis and which will use the ISR mining process which is expected to reduce the impact on the environment as compared to conventional mining. Despite our focus on low cost ISR mining with its low capital requirements, we saw a unique opportunity to purchase drummed uranium at prevailing spot prices which are below most global industry mining costs. Hence, we established a physical uranium portfolio (the “Physical Uranium Program”).

As of October 31, 2025, we had 1,356,000 pounds of purchased uranium, excluding 157,318 pounds and 41,260 pounds of precipitated uranium and dried and drummed concentrate, respectively, of initial production at Christensen Ranch ISR Project at the end of such period. We had entered into agreements to purchase 300,000 pounds of warehoused uranium in Fiscal 2026 at conversion facilities located in North America, at a volume weighted average price of approximately $37.05 per pound. Subsequent to October 31, 2025, we received 300,000 pounds of uranium inventory at a purchase price of $11.11 million.

Our Physical Uranium Program will support three objectives for our Company: (i) to bolster our balance sheet as uranium prices appreciate; (ii) to provide strategic inventory to support future marketing efforts with utilities that could compliment production and accelerate cash flows; and (iii) to increase the availability of our Texas and Wyoming production capacity for emerging U.S. origin specific opportunities which may command premium pricing due to the scarcity of domestic uranium. One such U.S. origin specific opportunity is the Company’s plan to participate in supplying the Uranium Reserve, as outlined in the Nuclear Fuel Working Group report published by the U.S. Department of Energy.

Uranium Market Developments

The uranium market is being driven by a macro demand for more electricity generation, an unprecedented global push for clean energy, geopolitical situations and under investment among other factors.  A June 2025 study from ICF International Inc. projected that electricity demand in the United States will see a 25% increase by 2030 and near 80% increase by 2050.   Demand to power data centers and artificial intelligence systems is continuing to increase with projections showing an increase of 300% expected over the next 10 years (Source: NEMA’s Grid Reliability Study, April 7, 2025).  The International Energy Agency’s World Energy Outlook 2025 (the “WEO 2025”) reported nuclear generation reached an all-time high in 2024.  The WEO 2025 report noted that, after decades of stagnation, global nuclear power capacity is set to increase by at least one-third by 2035.  The WEO 2025 also stated that more than 40 countries now include nuclear energy in their strategies and are taking steps to develop new projects.”

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There is a growing realization that the highly reliable, safe, economical baseload power nuclear energy provides should be a part of any clean energy platform. An increasing number of governments have announced that they are pursuing strategies to increase energy independence for national security interests that dovetail well with nuclear power as a key component in their energy mix.

In the United States, several pieces of bipartisan legislation have passed in recent years supporting nuclear energy development and expansion, including the Nuclear Fuel Security Act, the Advance Act, the Inflation Reduction Act and the Big Beautiful Bill.  In combination, these bills and other legislative efforts seek to encourage the restoration and rebuilding of a robust domestic fuel cycle in the United States.

On May 23, 2025, the President of the United States signed Executive Orders (each, an “Executive Order”) that include a policy objective to quadruple United States nuclear energy by 2050.  These Executive Orders mark a historic level of policy support to rejuvenate the United States nuclear industry and its infrastructure, underscoring its importance as a matter of national security.  The Executive Orders invoke the Defense Production Act and are intended to have significant positive policy and economic impacts on the domestic fuel cycle, reactor new builds, research and new technology advancements.  Underscoring the Executive Orders directives, on October 28, 2025 announcements were made that the U.S. Government had entered a strategic partnership encompassing at least $80 billion for the construction of new nuclear reactors using Westinghouse technology.

Additionally, large technology companies like Nvidia, Microsoft, Meta, Google, Oracle and Amazon have announced significant nuclear energy commitments including that required for their data center energy demand with large investments in the clean, affordable and reliable power that nuclear energy provides.

Global uranium market fundamentals have shown major improvement in recent years as the market began a transition from being inventory driven to production driven. The spot market bottomed out in November 2016 at about $17.75 per pound U3O8, but has since shown significant appreciation, reaching a high in 2024 of $107.00 per pound U3O8. Since that time the spot uranium market retraced some of the advance, reaching a low of $63.45 per pound U3O8 on March 17, 2025. That low proved to be short lived, and the uranium market has since rebounded, reaching $84.00 per pound U3O8 in September of 2025. Since that time, the market has experienced a shorter-term pullback, trading on light volume with prices ranging from $83.00 per pound on October 1, 2025 to $76.00 per pound on December 8, 2025. (Source: UxC LLC Historical Ux Daily Prices).

During the three months ended October 31, 2025, uranium prices averaged $76.78 per pound U3O8 representing a 5.4% decrease compared to the average price of $81.13 per pound U3O8 in the corresponding period ended October 31, 2024.  As at October 31, 2025, the U3O8 price was $82.20 per pound, representing a 15.6% increase from $71.10 per pound at July 31, 2025. (Source: UxC LLC Historical Ux Daily Prices).

Relative underinvestment in uranium mining operations over the past decade has been a major factor contributing to a structural deficit between global production and uranium requirements. Reduced production from existing uranium mines has also been a contributing factor with some large producers cutting back and/or unable to reach previously planned production levels. In 2025 and 2026 the mid-case gap between production and requirements is projected to be 51 million pounds U3O8, and by 2035 accumulates to a total above 355 million pounds U3O8 (Source: UxC 2025 Q3 Uranium Market Outlook).

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For context, utilities in the United States purchased 55.9 million pounds U3O8 in 2024 (Source: United States Energy Information Administration, September 30, 2025 - Uranium Marketing Annual Report). The current gap is being filled with secondary market sources, including finite inventory that has been declining and is projected to decline further in coming years. Secondary supply is also expected to be further reduced with western enrichers, reversing operations from underfeeding to overfeeding that requires more uranium to increase the production of enrichment services. As secondary supplies continue to diminish, and as existing mines deplete resources, new production will be needed to meet future demand. The timeline for many new mining projects can be 10 to 20 years and will require prices high enough to stimulate new mining investments.

Since 2022, uranium supply has become more complicated due to Russia’s invasion of Ukraine with its State Atomic Energy Corporation, Rosatom, being a significant supplier of nuclear fuel around the globe.  Economic sanctions, transportation restrictions and United States legislation banning the importation of Russian nuclear fuel and the European Union’s goals to reduce and eventually eliminate its dependence on Russian fuel is causing a fundamental change to the nuclear fuel markets.  As a result of the instability and assurance of supply risks, United States and European utilities are shifting supply focus to areas of low geopolitical risk.

The United States Presidential Executive Order “Establishing The National Energy Dominance Council” noted one of its objectives is to “reduce dependency on foreign imports” for the United States’ “national security” and recognized uranium as an “amazing national asset” (Source: The White House News & Update, February 14, 2025).  The U.S. Geological Survey’s 2025 List of Critical Minerals includes uranium and is receiving additional scrutiny as mandated by the Trump Administration’s Executive Order initiating a new investigation under Section 232 of the Trade Expansion Act of 1962 to ensure imports are not in such quantities or circumstances as to threaten or impair national security and or economic resilience.  This action being performed by the Department of Commerce could potentially lead to resumption of strategic uranium reserve purchases, or other remedies the President deems helpful in increasing our energy security.

On the demand side, the global nuclear energy industry continues robust growth, with 68 new reactors connected to the grid in 2015 through October of 2025, with another 70 reactors under construction – one of the highest levels in 30 years (Source: WEO 2025).  In 2024, construction started for eight new reactors, six new reactors were connected to the grid and four reactors were permanently shut down (Source: International Atomic Energy Association Power Reactor Information System – November 3, 2025).  Total nuclear generating capacity for the world’s 438 operable reactors as of November 12, 2025, stands at 397 gigawatts (Source: World Nuclear Association).  In November 2024, at the United Nations Climate Change Conference (COP29), six more countries joined the pledge to triple their nuclear capacity by 2050, bringing the total to 31 countries, further supporting additional growth for the nuclear industry and uranium demand.  In addition, over 140 nuclear industry companies, 14 of the world’s largest banks, like Citibank, Morgan Stanley and Goldman Sachs, and at least 15 large energy users, such as Microsoft, Amazon and Google, have all pledged to support this goal in their investments and commercial activities.

Additionally, there is positive momentum from the utility industry as they return to a longer-term contracting cycle to replace expiring contracts. It is estimated that cumulative uncommitted demand through 2035 is more than 900 million pounds U3O8 (Source: UxC Uranium Market Overview Q3 2025). This utility demand, together with potential demand from financial entities, government programs and the overall increase in interest in nuclear energy as a source for growing electricity demand from artificial intelligence and data center applications, are continuing to add positive tailwinds to the strong fundamentals in the uranium market.

Seasonality

The timing of our uranium concentrate sales is dependent upon factors such as extraction results from our mining activities, cash requirements, contractual requirements and perception of the uranium market. As a result, our sales are neither tied to nor dependent upon any particular season. In addition, our ability to conduct exploration on our Canadian projects can be limited in the spring and fall seasons when access to lakes is limited by thin and or unstable ice.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our most Annual Report on Form 10-K for Fiscal 2025, as filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2025, which is incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this Prospectus. If any of the risks actually occur, our business, results of operations, financial condition and prospects could be harmed. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents that are and will be incorporated by reference into this Prospectus, include statements and information about our strategy, objectives, plans and expectations for the future that are not statements or information of historical fact. These statements and information are considered to be forward-looking statements, or forward-looking information, within the meaning of and under the protection provided by the safe harbor provision for forward-looking statements as contained in the Private Securities Litigation Reform Act of 1995 and similar Canadian securities laws.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made in good faith and reflect our views and expectations for the future as of the date of such statements, which can change significantly. Furthermore, forward-looking statements are subject to known and unknown risks and uncertainties which may cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by such forward-looking statements. Accordingly, forward-looking statements in this Prospectus or in any documents incorporated by reference into this Prospectus should not be unduly relied upon.

Forward-looking statements may be based on a number of material estimates and assumptions, of which any one or more may prove to be incorrect. Forward-looking statements may be identifiable by terminology concerning the future, such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “goal”, “likely”, “may”, “might”, “outlook”, “plan”, “predict”, “potential”, “project”, “should”, “schedule”, “strategy”, “target”, “will” or “would”, and similar expressions or variations thereof including the negative use of such terminology. Examples in this Prospectus or in any documents incorporated by reference include, but are not limited to, such forward-looking statements reflecting or pertaining to:

●	our overall strategy, objectives, plans and expectations for the Fiscal 2026 and beyond;

●	our expectations for worldwide nuclear power generation and future uranium supply and demand, including long-term market prices for U3O8;

●	our belief and expectations of ISR mining for our uranium projects, where applicable;

●	our estimation of mineralized materials, which are based on certain estimates and assumptions, and the economics of future extraction for our uranium projects including our ISR Mines;

●	our plans and expectations including anticipated expenditures relating to exploration, pre-extraction, extraction and reclamation activities for our uranium projects including our ISR Mines;

●	our ability to obtain, maintain and amend, within a reasonable period of time, required rights, permits and licenses from landowners, governments and regulatory authorities;

●	our ability to obtain adequate additional financing including access to the equity and credit markets;

●	our ability to remain in compliance with the terms of our indebtedness; and

●	our belief and expectations including the possible impact of any legal proceedings or regulatory actions against the Company.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made as of the date of this Prospectus or the date of any documents incorporated by reference into this Prospectus, as applicable, and we do not intend or undertake to revise, update or supplement any forward-looking statements to reflect actual results, future events or changes in estimates and assumptions or other factors affecting such forward-looking statements, except as required by applicable securities laws. Should one or more forward-looking statements be revised, updated or supplemented, no inference should be made that we will revise, update or supplement any other forward-looking statements.

Forward-looking statements are subject to known and unknown risks and uncertainties. As discussed in more detail under the heading entitled “Risk Factors” in this Prospectus, we have identified a number of material risks and uncertainties which reflect our outlook and conditions known to us as of the date of this Prospectus and including, but not limited to, the following:

●	our need for additional financing;

●	our ability to service our indebtedness;

●	our limited uranium extraction and sales history;

●	our operations are inherently subject to numerous significant risks and uncertainties, of which many are beyond our control;

●	our exploration activities on our mineral properties may not result in commercially recoverable quantities of uranium;

●	limits to our insurance coverage;

●	the level of government regulation, including environmental regulation;

●	changes in governmental regulation and administrative practices;

●	nuclear incidents;

●	the marketability of uranium concentrates;

●	the competitive environment in which we operate;

●	our dependence on key personnel;

●	conflicts of interest of our directors and officers; and

●	our financial and operating history with significant negative operating cash flow.

Any one of the foregoing material risks and uncertainties has the potential to cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by any forward-looking statements made by us or by persons acting on our behalf. Furthermore, there is no assurance that we will be successful in preventing the material adverse effects that any one or more of these material risks and uncertainties may cause on our business, prospects, financial condition and operating results, or that the foregoing list represents a complete list of the material risks and uncertainties facing us. There may be additional risks and uncertainties of a material nature that, as of the date of this Prospectus, we are unaware of or that we consider immaterial that may become material in the future, any one or more of which may result in a material adverse effect on us.

Forward-looking statements made by us or by persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary information.

INFORMATION ABOUT THE OFFERING

This reoffer Prospectus relates to 29,775,663 shares of our common stock, par value $0.001 per share, that may be offered and resold from time to time by certain Eligible Participants under our 2024 Stock Incentive Plan for their own account. Eligible Participants in our 2024 Stock Incentive Plan consist of employees, directors, officers and consultants of our Company or its related entities. Selling stockholders will consist of those Eligible Participants who are “affiliates” of our company, as defined in Rule 405 under the Securities Act.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling stockholders pursuant to this Prospectus. All of the 29,775,663 common shares which may be offered pursuant to this reoffer Prospectus underlie awards that have been or may be granted under our 2024 Stock Incentive Plan. We will receive proceeds from the exercise of any stock options that may be granted under the 2024 Stock Incentive Plan. The exercise or purchase price per share, if any, of each award may not be less than the Fair Market Value (as defined in the 2024 Stock Incentive Plan) of our Company’s common stock on the date of the grant. All proceeds, if any, from the exercise of these future options will be added to our working capital.

The selling stockholders will receive all proceeds from the sales of these shares, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their shares).

DILUTION

Because the selling stockholders who offer and sell shares of common stock covered by this reoffer Prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this reoffer Prospectus information about the dilution (if any) to the public arising from these sales.

SELLING STOCKHOLDERS

On May 24, 2024, our Board of Directors authorized and approved the adoption of the Company’s 2024 Stock Incentive Plan, under which an aggregate of 29,775,663 of our shares may be issued. The 2024 Stock Incentive Plan supersedes and replaces the Company’s 2023 Stock Incentive Plan, dated as originally ratified by the Board of Directors on May 26, 2023, as ratified by the shareholders of the Company at the Company’s annual general meeting held on July 20, 2023.

The 2024 Stock Incentive Plan was ratified by the shareholders of the Company at the Company’s annual general meeting held on July 16, 2024.

The purpose of the 2024 Stock Incentive Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2024 Stock Incentive Plan is to be administered by our Compensation Committee which shall determine, among other things: (i) the persons to be granted awards under the 2024 Stock Incentive Plan; (ii) the number of shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Company may issue restricted shares, options, stock appreciation rights, deferred stock rights and dividend equivalent rights, among others, under the 2024 Stock Incentive Plan. As indicated above, an aggregate of 29,755,663 of our shares may be issued pursuant to the grant of awards under the 2024 Stock Incentive Plan. 23,755,663 of such 29,755,663 shares are registered pursuant to prior Form S-8 registration statements filed by the Company.

The selling stockholders named in this Prospectus in the table below are “affiliates” of our company (as defined in Rule 405 under the Securities Act). Such selling stockholders are offering an aggregate of 10,959,388 shares offered through this Prospectus, of which 2,972,722 shares are held by certain selling stockholders from the exercise of previously granted stock options, 1,294,375 shares are held by certain selling stockholders from the settlement of restricted stock units, 548,182 shares are held by certain selling shareholders from the settlement of performance restricted stock units, 1,559,706 shares are underlying stock options that we have granted to the selling stockholders, 1,449,240 shares are held by the selling stockholders from the grant of shares, 1,054,091 shares are underlying restricted stock units granted to certain selling stockholders and 2,081,072 shares are underlying performance restricted stock units granted to certain selling stockholders, all pursuant to our 2024 Stock Incentive Plan as well as our prior stock incentive plans, which have been subsumed under our 2024 Stock Incentive Plan

If, subsequent to the date of this reoffer Prospectus, we grant any further Awards under the 2024 Stock Incentive Plan to any Eligible Participants who are “affiliates” of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer Prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of the date of this Prospectus, information regarding the beneficial ownership of our common shares held by each of the selling stockholders, including:

1.	the number of common shares owned by each selling stockholder prior to this offering;

2.	the total number of common shares that are to be offered by each selling stockholder;

3.	the total number of common shares that will be owned by each selling stockholder upon completion of the offering;

4.	the percentage owned by each selling stockholder; and

5.	the identity of the beneficial holder of any entity that owns the common shares.

The table below sets forth, as of February 6, 2026 (the “Determination Date”): (i) the name of each person who is offering the resale of shares by this Prospectus; (ii) the number of shares that each selling stockholder may offer for sale from time to time pursuant to this Prospectus, whether or not such selling stockholder has a present intention to do so; and (iii) the number of shares (and the percentage, if 1% or more) of common shares each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each selling stockholder listed in the table below is c/o 500 North Shoreline, Ste. 800, Corpus Christi, Texas, 78401.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to the first column, “Shares Beneficially Owned Prior to the Offering”, includes the shares issuable upon exercise of the stock options held by the selling stockholders as these options are exercisable within 60 days of the date hereof.

The “Number of Shares Being Offered” in the second column includes the common shares that have been or may be acquired by the selling stockholders pursuant to the exercise of stock options and the settlement of restricted stock units and performance restricted stock units, including stock options, restricted stock units and performance restricted stock units that may vest after the Determination Date and from the grant of common shares to the selling stockholders pursuant to our 2024 Stock Incentive Plan. Information with respect to “Shares Beneficially Owned Upon Completion of the Offering” in the third column assumes the sale of all of the common shares offered by this Prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below and to our knowledge, each named selling stockholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this Prospectus accordingly. We cannot give an estimate as to the number of common shares that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common shares under the offering contemplated by this Prospectus or acquire additional common shares. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Prospectus.

The following have the following meanings/definitions in accordance with our 2024 Stock Incentive Plan:

(a)	“Stock Options” – refers to stock options awarded under our 2024 Stock Incentive Plan. Each Stock Option has a different vesting period associated with the same from the date of its award;

(b)	“PSOs” – refers to performance stock options awarded under our 2024 Stock Incentive Plan. Each PSO has a different vesting period associated with the same from the date of its award;

(c)

“RSUs” – refers to restricted stock units awarded under our 2024 Stock Incentive Plan. Each RSU, and the share of our common stock issuable pursuant to each RSU, will vest and be issuable over time from the date of its award; and

(d)

“PRSUs” – refers to performance restricted stock units awarded under our 2024 Stock Incentive Plan. Each PRSU, and the share of our common stock issuable pursuant to each PRSU, will vest and be issuable over time from the date of its award based upon the achievement of performance criteria and are included assuming maximum payout based on an estimation of performance; and which shares of our common stock may be paid out in lesser amounts, or not at all, and will accrue and settle at the end of its vesting period.

	Shares Beneficially Owned Prior to the Offering(1)		Number of Shares Being Offered(2)	Shares Beneficially Owned Upon Completion of the Offering(3)
Name of Selling Stockholder	Number	Percent		Number	Percent

Directors and Executive Officers:

Amir Adnani President, Chief Executive Officer and a director	5,458,824(4)	1.1%	6,066,340	1,821,295	*

Spencer Abraham Chairman and a director	868,472(5)	*	976,487	Nil	Nil

Vincent Della Volpe A director	432,064(6)	*	611,144	Nil	Nil

David Kong A director	285,114(7)	*	451,717	Nil	Nil

Gloria Ballesta A director	334,724(8)	*	444,804	Nil	Nil

Trecia Canty A director	150,696(9)	*	180,776	Nil	Nil

Josephine Man Chief Financial Officer, Treasurer and Secretary	141,075(10)	*	300,798	2,000	*

Scott Melbye Executive Vice President	1,529,576(11)	*	1,807,066	115,301	*

Brent Berg Senior Vice President, U.S. Operations	41,448(12)	*	120,256	3,045	*

Directors and Executive Officers as a group (9 persons):	9,241,993(13)	1.9%	10,959,388	1,941,641	*

Notes:

*	Less than one percent.
(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except where we had knowledge of such ownership, the number presented in this column may not include shares held in street name or through other entities over which the selling stockholder has voting and dispositive power. The common shares beneficially owned by the selling stockholders and reflected in this column include shares issued pursuant to the 2024 Stock Incentive Plan, as well as shares issued not pursuant to the 2024 Stock Incentive Plan. As of February 6, 2026, there were 489,612,603 shares of common stock of the Company issued and outstanding.

(2)

The number of common shares in this column reflects all common shares acquired or issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of the Determination Date or will become exercisable, vested or convertible within 60 days after the Determination Date.

(3)

Assumes all of the common shares being offered are sold in the offering unless stated otherwise below, that common shares beneficially owned by such selling stockholder on the Determination Date but not being offered pursuant to this Prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired.

(4)

This figure represents: (i) 5,379,214 shares of our common stock held directly or indirectly by Mr. Adnani; (ii) 3,000 shares of our common stock held of record by Mr. Adnani’s wife; and (iii) PSOs to purchase up to 76,610 shares of our common stock which have vested or which will vest within 60 days of the date hereof.

(5)

This figure represents: (i) 705,859 shares of our common stock held directly by Mr. Abraham; and (ii) Stock Options to purchase up to 162,613 shares of our common stock which have vested or which will vest within 60 days of the date hereof.

(6)

This figure represents: (i) 207,228 shares of our common stock held directly by Mr. Della Volpe; and (ii) Stock Options to purchase up to 224,836 shares of our common stock which have vested or will vest within 60 days of the date hereof.

(7)

This figure represents (i) 182,237 shares of our common stock held directly by Mr. Kong; and (ii) Stock Options to purchase up to 102,877 shares of our common stock which have vested or will vest within 60 days of the date hereof.

(8)

This figure represents: (i) 102,888 shares of our common stock held directly by Ms. Ballesta; and (ii) Stock Options to purchase up to 231,836 shares of our common stock which have vested or will vest within 60 days of the date hereof.

(9)

This figure represents: (i) 13,595 shares of our common stock held directly by Ms. Canty; and (ii) Stock Options to purchase 137,101 shares of our common stock which have vested or will vest within 60 days of the date hereof.

(10)

This figure represents: (i) 41,323 shares of our common stock held directly by Ms. Man; and (ii) Stock Options to purchase up to 99,752 shares of our common stock which have vested or will vest within 60 days of the date hereof.

(11)

This figure represents: (i) 1,166,536 shares of our common stock held directly by Mr. Melbye; and (ii) Stock Options and PSOs to purchase up to 363,040 shares of our common stock which have vested or will vest within 60 days of the date hereof.

(12)

This figure represents: (i) 5,611 shares of our common stock held directly by Mr. Berg; and (ii) Stock Options to purchase up to 35,837 shares of our common stock which have vested or will vest within 60 days of the date hereof.

(13)

This figure represents: (i) 7,807,491 shares of our common stock; and (ii) Stock Options and PSOs to purchase up to 1,434,502 shares of our common stock which have vested or will vest within 60 days of the date hereof.

PLAN OF DISTRIBUTION

2024 Stock Incentive Plan

On May 24, 2024, our Board of Directors authorized and approved the adoption of the Company’s 2024 Stock Incentive Plan, under which an aggregate of 29,755,663 of our shares may be issued. The 2024 Stock Incentive Plan supersedes and replaces the Company’s 2023 Stock Incentive Plan, dated as originally ratified by the Board of Directors on May 26, 2023, as ratified by the shareholders of the Company at the Company’s annual general meeting held on July 20, 2023.

The 2024 Stock Incentive Plan was ratified by the shareholders of the Company at the Company’s annual general meeting held on July 16, 2024.

The purpose of the 2024 Stock Incentive Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them remain in our service.

The 2024 Stock Incentive Plan is to be administered by our Compensation Committee which shall determine, among other things: (i) the persons to be granted awards under the 2024 Stock Incentive Plan; (ii) the number of shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Company may issue restricted shares, options, stock appreciation rights, deferred stock rights and dividend equivalent rights, among others, under the 2024 Stock Incentive Plan. As indicated above, an aggregate of 29,755,663 of our shares may be issued pursuant to the grant of awards under the 2024 Stock Incentive Plan. 23,775,663 of such 29,775,663 shares are registered pursuant to prior Form S-8 registration statements filed by the Company.

An award may not be exercised after the termination date of the award and may be exercised following the termination of an eligible participant’s continuous service only to the extent provided by the administrator under the 2024 Stock Incentive Plan. If the administrator under the 2024 Stock Incentive Plan permits a participant to exercise an award following the termination of continuous service for a specified period, the award terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. In the event an eligible participant’s service has been terminated for “cause”, he or she shall immediately forfeit all rights to any of the awards outstanding.

The foregoing summary of the 2024 Stock Incentive Plan is not complete and is qualified in its entirety by reference to the 2024 Stock Incentive Plan.

Timing of Sales

Subject to the foregoing, the selling stockholders may offer and sell the shares covered by this Prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this Prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

The sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this Prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	privately negotiated transactions; or

6.	in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the offer and sale of the common stock. In particular, we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this Prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses include, but are not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

McMillan LLP, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this Prospectus.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to our Annual Report on Form 10-K for the year ended July 31, 2025 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on July 31, 2025 to the date of this Prospectus, other than those changes that have been described in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 that we filed with the SEC on September 24, 2025, in our Quarterly Report on Form 10-Q for our fiscal quarter ended October 31, 2025 that we filed with the SEC on December 10, 2025, and in each of our Current Reports on Form 8-K that we filed with or furnished to the SEC on each of September 24, 2025, October 6, 2025, October 9, 2025, November 7, 2025 and December 10, 2025.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Prospectus, which means that we can disclose important information to you be referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Prospectus, except for any information superseded by information in this Prospectus.

The following documents filed by our Company with the SEC are incorporated herein by reference:

(a)	our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 filed with the SEC on September 24, 2025;

(b)	our Current Report on Form 8-K filed with the SEC on September 24, 2025;

(c)	our Current Report on Form 8-K filed with the SEC on October 6, 2025;

(d)	our Current Report on Form 8-K filed with the SEC on October 9, 2025;

(e)	our Current Report on Form 8-K filed with the SEC on November 7, 2025;

(f)	our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025 filed with the SEC on December 10, 2025;

(g)	our Current Report on Form 8-K filed with the SEC on December 10, 2025;

(h)	our definitive proxy statement on Schedule 14A filed with the SEC on June 6, 2025; and

(i)

the description of our common stock contained in the registration statement on Form 8-A, as filed with the SEC on December 12, 2005, as updated in the Company’s Current Report on Form 8-K, as filed with the SEC on February 9, 2006, which disclosed the increase in the Company’s authorized share capital to 750,000,000 shares of common stock.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any of all of the information that has been incorporated by reference in this Prospectus but not delivered with this Prospectus. We will provide this information upon oral or written request at no expense to the requester. Any request for this information shall be directed to Amir Adnani, our President and Chief Executive Officer, at the following address and phone number:

Amir Adnani, President and Chief Executive Officer

500 North Shoreline, Ste. 800, Corpus Christi, Texas, 78401

Tel: (361) 888-8235

You should rely only on the information contained in this Prospectus, including information incorporated by reference as described above, or any supplement that we have referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this Prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this Prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s Internet site at www.sec.gov. In addition, we maintain a website that contains information about us, including our SEC filings, at www.uraniumenergy.com. The information contained on our website does not constitute a part of this Prospectus, or the Registration Statement on Form S-8 of which this Prospectus forms a part, or any other report of documents we file with or furnish to the SEC. The Registration Statement contains more information than this Prospectus regarding us and the securities offered, including certain exhibits. You can obtain a copy of the Registration Statement from the SEC’s Internet site.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our Company under the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

URANIUM ENERGY CORP.

29,775,663 Shares of Common Stock
to be Offered and Sold by Selling Stockholders

February 6, 2026

REOFFER PROSPECTUS

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this reoffer Prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by Uranium Energy Corp. (the “Company”). This reoffer Prospectus does not constitute an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this reoffer Prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date of this reoffer Prospectus. However, in the event of a material change, this reoffer Prospectus will be amended or supplemented accordingly.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Documents by Reference.

The following documents filed by our Company with the SEC are incorporated herein by reference:

(a)	our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 filed with the SEC on September 24, 2025;

(b)	our Current Report on Form 8-K filed with the SEC on September 24, 2025;

(c)	our Current Report on Form 8-K filed with the SEC on October 6, 2025;

(d)	our Current Report on Form 8-K filed with the SEC on October 9, 2025;

(e)	our Current Report on Form 8-K filed with the SEC on November 7, 2025;

(f)	our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025 filed with the SEC on December 10, 2025;

(g)	our Current Report on Form 8-K filed with the SEC on December 10, 2025;

(h)	our definitive proxy statement on Schedule 14A filed with the SEC on June 6, 2025; and

(i)

the description of our common stock contained in the registration statement on Form 8-A, as filed with the SEC on December 12, 2005, as updated in the Company’s Current Report on Form 8-K, as filed with the SEC on February 9, 2006, which disclosed the increase in the Company’s authorized share capital to 750,000,000 shares of common stock.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any of all of the information that has been incorporated by reference in this Prospectus but not delivered with this Prospectus. We will provide this information upon oral or written request at no expense to the requester. Any request for this information shall be directed to Amir Adnani, our President and Chief Executive Officer, at the following address and phone number:

Amir Adnani, President and Chief Executive Officer

500 North Shoreline, Ste. 800, Corpus Christi, Texas, 78401

Tel: (361) 888-8235

You may read and copy any reports, statements or other information we have filed at the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C., U.S.A., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings are also available on the Internet at the SEC’s website at http://www.sec.gov.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

No expert or counsel named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Item 6.	Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”), our Articles of Incorporation and our Bylaws.

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited-liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Section 78.751(1) of the Nevada Revised Statutes provides that a corporation shall indemnify any person who is a director, officer, employee or agent to the extent that the person is successful on the merits or otherwise in defense of:

(a)

any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, including without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or

(b)	any claim, issue or matter therein,

against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees.

Section 78.751(2) of the Nevada Revised Statutes provides that unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The articles of incorporation, the bylaws or an agreement made by the corporation may require the corporation to pay such expenses upon receipt of such an undertaking. The provisions of subsection do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

Section 78.751(3) of the Nevada Revised Statutes provides that the indemnification pursuant to Section 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)

does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses made pursuant to subsection 78.751(2), may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

(b)	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.751(4) of the Nevada Revised Statutes provides that unless the articles of incorporation, the bylaws or an agreement made by a corporation provide otherwise, if a person is entitled to indemnification or the advancement of expenses from the corporation and any other person, the corporation is the primary obligor with respect to such indemnification or advancement.

Section 78.751(5) of the Nevada Revised Statutes provides that a right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Articles of Incorporation of Uranium Energy Corp.

Our Articles of Incorporation, as amended, provide that no director or officer shall be personally liable to our company, any of our stockholders or any other for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Bylaws of Uranium Energy Corp.

Further, our Bylaws provide that we shall, to the fullest and broadest extent permitted by law, indemnify all persons whom we may indemnify pursuant thereto. We may, but shall not be obligated to, maintain insurance, at our expense, to protect ourselves and any other person against any liability, cost or expense. We shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our Company under the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

Exhibit Number	Description of Exhibit
4.1	2024 Stock Incentive Plan(1)
5.1	Legal Opinion of McMillan LLP(1)
23.1	Consent of McMillan LLP(2)
23.2	Consent of PricewaterhouseCoopers LLP(1)
23.3	Consent of Western Water Consultants, Inc.(1)
23.4	Consent of Tetra Tech Canada Inc.(1)
23.5	Consent of Understood Mineral Resources Ltd.(1)
23.6	Consent of Terracon Geotechnique Ltd.(1)
23.7	Consent of Snowden Optiro(1)
23.8	Consent of Clifton Engineering Group Ltd.(1)
24.1	Power of Attorney (included in signature page)
107	Filing fee table(1)

Notes:

(1)	Filed as an exhibit to this Registration Statement on Form S-8.
(2)	Included in Exhibit 5.1 to this Registration Statement on Form S-8.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	to include any material information with respect to the plan of distribution;

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 14(d) of the Exchange Act that are incorporated by reference into this registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia on the 6th day of February, 2026.

URANIUM ENERGY CORP. By: /s/ Amir Adnani Amir Adnani President, Chief Executive Officer (Principal Executive Officer) and a director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amir Adnani as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Amir Adnani Amir Adnani	President, Chief Executive Officer (Principal Executive Officer) and a director	February 6, 2026

/s/ Josephine Man Josephine Man	Secretary, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 6, 2026

/s/ Spencer Abraham Spencer Abraham	Chairman and a director	February 6, 2026

/s/ Vincent Della Volpe Vincent Della Volpe	Director	February 6, 2026

/s/ David Kong David Kong	Director	February 6, 2026

/s/ Gloria Ballesta Gloria Ballesta	Director	February 6, 2026

/s/ Trecia Canty Trecia Canty	Director	February 6 2026